UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-70-80

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (a)        Effective as of December 18, 2008, pursuant to a certain letter of resignation, Philippe Van Acker resigned from his position as the Chief Financial Officer of Remedent, Inc., a Nevada corporation (the “Company”). Mr. Van Acker will, however, remain with the Company and certain of its subsidiaries in his new capacity as Controller, as well as a director, as further disclosed below.

          (b)        Effective upon Mr. Van Acker’s resignation, the Board of Directors appointed Mr. Stephen Ross, a current Director and Secretary of the Company, to replace Mr. Van Acker as Chief Financial Officer of the Company. Mr. Ross has served as a Director of the Company since August 2001 and as the Secretary since April 2002. He also previously served as the Company’s Chief Financial Officer from August 2001 until March 2005. From February 1998 through January 2001, Mr. Ross was CFO of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment, which declared bankruptcy in July 2001. Commencing in 1996 and terminating February 1998, Mr. Ross served as a senior management consultant with Kibel and Green, a corporate restructuring and management firm. Prior to working for Kibel and Green, Mr. Ross served as CFO and co-founder of a personal care company, and as tax manager with an accounting firm. Mr. Ross resides in Los Angeles, California and has no family relationships with any of the Company’s directors, executive officers, director nominees or significant employees.

          Mr. Ross’s compensatory arrangement with the Company as a result of his appointment to Chief Financial Officer is currently under negotiation, and will be disclosed when finalized and approved by the Board. There have been no other material changes to any agreements or arrangements between Mr. Ross and the Company or its subsidiaries as a result of his appointment.

          (c)        Effective as of December 19, 2008, the Company appointed Philippe Van Acker to the Company’s Board of Directors. Mr. Van Acker was appointed to fill the Board position vacated by Robin List. While there were no arrangements, understandings or agreements entered into in connection with, or as a result of, Mr. Van Acker’s appointment to the Board, Mr. Van Acker’s compensation as a result of his change in positions within the Company is currently under negotiation and will be disclosed when finalized and approved by the Board.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	December 22, 2008	By: /s/ Stephen Ross
Stephen Ross Chief Financial Officer

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